                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              WARREN BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                              WARREN BANCORP, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                              WARREN BANCORP, INC.
                  10 Main Street, Peabody, Massachusetts 01960

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF WARREN BANCORP, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of Warren Bancorp, Inc. (the "Annual Meeting") will be held at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts, on Wednesday, May 1, 2002, at 10:00 A.M., local time, for the purpose of considering and voting upon the following matters:

      1. Election of five Directors, each to serve for a three-year term until the 2005 Annual Meeting of stockholders;

      2. Approval of the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan; and

      3.  Such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 4, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of common stock at the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                         By the order of the Board of Directors

                                         Susan G. Ouellette, Clerk

Peabody, Massachusetts
March 28, 2002

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

                              WARREN BANCORP, INC.
                  10 Main Street, Peabody, Massachusetts 01960

                                PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 1, 2002

      This Proxy Statement is furnished to stockholders of Warren Bancorp, Inc. ("Bancorp" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of Bancorp for the Annual Meeting of Stockholders of Bancorp (the "Annual Meeting") on Wednesday, May 1, 2002, and any adjournments thereof.

      Stockholders are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted FOR the election of the nominees for Directors named below and FOR approval of the Warren Bancorp, Inc., 2002 Stock Option and Incentive Plan. Distribution of the Proxy Statement and the accompanying proxy materials commenced on or about March 28, 2002.

      The presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Clerk of Bancorp a written notice of revocation, by delivering to Bancorp a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Warren Bancorp, Inc., Post Office Box 6159, 10 Main Street, Peabody, Massachusetts 01961-6159, attention: Shareholder Relations Department.

      Bancorp's Annual Report to Stockholders for the year ended December 31, 2001, which includes Bancorp's Annual Report to the Securities and Exchange Commission on Form 10-K (without exhibits), is being mailed to stockholders with this Proxy Statement. The Annual Report to Stockholders is not part of the proxy materials. Bancorp will provide without charge to each person receiving a copy of this Proxy Statement a copy of the exhibits to its Annual Report on Form 10-K, upon written request. Request should be directed to Warren Bancorp, Inc., Post Office Box 6159, 10 Main Street, Peabody, Massachusetts 01961-6159, attention: Shareholder Relations Department.

                               VOTING SECURITIES

      The Board of Directors has fixed the close of business on March 4, 2002 as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date there were 7,392,031 shares of Common Stock ("Common Stock") of Bancorp outstanding. As of the Record Date there were approximately 575 holders of record of the Common Stock. All such shares carry voting rights and all stockholders are entitled to cast one vote for each such share held of record at the close of business on the Record Date upon each matter properly brought before the Annual Meeting or any adjournment thereof. Holders of the Common Stock are not entitled to cumulative voting in the election of directors. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for transaction of business at the Annual Meeting. If you have returned a properly signed proxy card, you will be considered present at the meeting and part of the quorum. Abstentions are counted as shares present at the meeting in determining whether a quorum exists.

      Shares with respect to which votes have been withheld from any director and shares abstaining from voting, and broker non-votes (i.e., shares represented in the meeting held by brokers on nominees as to which instructions have not been received from the beneficial owners entitled to vote such shares and with respect to which one or more but not all proposals, such brokers or nominees do not have discretionary voting power), will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. Under the rules of the Nasdaq Stock Market, if your broker holds your shares in its name (or "street" name) the broker may vote on the election of directors without receiving instructions from you. In addition, because the 2002 Stock Option and Incentive Plan would authorize the issuance of less than five percent of the number of outstanding shares of common stock, your broker may vote on approval of the 2002 Stock Option and Incentive Plan without your instructions.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      The table below sets forth, as of March 1, 2002, certain information about persons known to Bancorp to own, directly or beneficially, more than five percent of Bancorp's outstanding Common Stock.

                                                              AMOUNT AND NATURE
NAME AND ADDRESS                                                OF BENEFICIAL       PERCENT
OF BENEFICIAL OWNER                                               OWNERSHIP       OF CLASS(4)
-------------------                                           -----------------   -----------
The Banc Funds..............................................       582,900(1)        7.88%
  208 South LaSalle Street, Suite 1680
  Chicago, IL 60604
Dimensional Fund Advisors, Inc. ............................       520,700(2)        7.04%
  1299 Ocean Avenue
  Suite 650
  Santa Monica, California 90401
Franklin Mutual Advisers, LLC...............................       415,300(3)        5.62%
  777 Mariners Island Boulevard
  P.O. Box 7777
  San Mateo, California 94404-7777

---------------

(1) Based on information contained in Amendment No. 1 to a Schedule 13G filed jointly by Banc Fund III L.P., an Illinois Limited Partnership, Bank Fund III Trust, Banc Fund IV L.P., an Illinois Limited Partnership, and Banc Fund V L.P., an Illinois Limited Partnership, with the Commission on February 13, 2002.

(2) Based on information contained in Amendment No. 10 to a Schedule 13G filed with the Commission on January 30, 2002, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 520,700 shares of Warren Bancorp, Inc. common stock as of December 31, 2001, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) Based on information contained in Amendment No. 1 to a Schedule 13G filed with the Commission on January 19, 2001 by Franklin Mutual Advisers, LLC and certain affiliated persons and entities, reporting beneficial ownership as of December 31, 2001. This Schedule 13G indicates that Franklin Mutual Advisers, LLC, registered under the Investment Company Act of 1940, is the beneficial owner of 415,300 shares of the Common Stock outstanding of Warren Bancorp, Inc. as a result of acting as an investment advisor to several investment companies registered under Section 8 of the Investment Company Act of 1940.

(4) Percentages as reported are based on the number of shares issued and outstanding at March 1, 2002.

      The following table shows as of March 1, 2002, the number of shares of Bancorp's Common Stock owned beneficially by each nominee for director, each director, each of the individuals named in the Summary Compensation Table, and by all nominees, directors and executive officers of Bancorp as a group.

                                                                                 PERCENT
                                                              BENEFICIALLY       OF CLASS
NAME                                                            OWNED(1)       (IF OVER 1%)
----                                                          ------------     ------------
Peter V. Bent...............................................      32,200(2)
Stephen J. Connolly, IV.....................................     163,400(3)        2.21%
Francis L. Conway...........................................      29,000(4)
Leo C. Donahue..............................................     148,642(5)        1.99%
Robert R. Fanning, Jr. .....................................      24,600(6)
Arthur E. Holden............................................      38,400(7)
Stephen R. Howe.............................................      54,200(8)
Stephen G. Kasnet...........................................     116,477(9)        1.57%
Linda Lerner................................................      26,000(10)
Arthur E. McCarthy..........................................      76,600(11)       1.03%
Paul M. Peduto..............................................     163,830(12)       2.20%
George W. Phillips..........................................     152,300(13)       2.06%
John R. Putney..............................................     163,620(14)       2.20%
William F. Scanlon, Jr. ....................................         840
John D. Smidt...............................................      64,168(15)
Mark J. Terry...............................................      44,045(16)
John H. Womack..............................................      22,300(17)
All nominees, directors and executive officers as a group
  (17 persons)..............................................   1,320,622          17.03%

---------------

 (1) Beneficial ownership of Common Stock has been determined in accordance with Rule 13d-3 under the Securities Act of 1934, as amended (the "1934 Act"). For purposes of this table a person is deemed to be the beneficial owner of Common Stock if that person has or shares voting power or investment power in respect of such Common Stock or has the right to acquire ownership within 60 days after March 1, 2001. Accordingly, the amounts shown on the table do not purport to represent beneficial ownership for any purpose other than compliance with the reporting requirements of the 1934 Act. Further, beneficial ownership as determined in this matter does not necessarily bear on the economic incidents of ownership of Common Stock. Voting power or investment power with respect to shares reflected on the table is not shared with others except as otherwise indicated.

 (2) Includes 4,200 shares held in a retirement trust for Mr. Bent. Also includes 10,000 shares held in a residuary trust of which Mr. Bent is a one-third beneficiary. Also includes options presently exercisable or exercisable within 60 days to purchase 14,400 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans.

 (3) Includes 95,600 shares owned in the name of Connolly Brothers, Inc., of which Mr. Connolly is President and sole stockholder. Also includes 46,000 shares owned by Taygeta Corp. of which Mr. Connolly is a director, officer and stockholder. Also includes options presently exercisable or exercisable within 60 days to purchase 11,800 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans.

 (4) Includes 12,000 shares as to which Mr. Conway shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase

     17,000 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans.

 (5) Includes 72,640 shares as to which Mr. Donahue shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 70,280 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 5,722 shares beneficially owned by Mr. Donahue under the Bank's 401(k) Savings Plans.

 (6) Includes 14,400 shares as to which Mr. Fanning shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 10,200 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans.

 (7) Includes 26,400 shares as to which Mr. Holden shares voting and investment power with his wife. Also, includes options presently exercisable or exercisable within 60 days to purchase 10,200 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans.

 (8) Includes options presently exercisable or exercisable within 60 days to purchase 11,800 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Does not include 8,800 shares held by a testamentary trust of which Mr. Howe is the sole beneficiary and to which he disclaims beneficial ownership.

 (9) Includes 86,677 shares as to which Mr. Kasnet shares voting rights with his wife. Also includes 22,000 shares held in retirement trust for the benefit of Mr. Kasnet. Also includes options presently exercisable or exercisable within 60 days to purchase 7,800 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans.

(10) Includes options presently exercisable or exercisable within 60 days to purchase 18,000 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans.

(11) Includes options presently exercisable or exercisable within 60 days to purchase 13,600 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Mr. McCarthy's wife owns an additional 30,000 shares as to which he disclaims beneficial ownership.

(12) Includes 99,360 shares as to which Mr. Peduto shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 53,320 shares under the Warren Bancorp, Inc. 1986, 1991, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 6,750 shares beneficially owned by Mr. Peduto under the Bank's 401(k) Savings Plan.

(13) Includes options presently exercisable or exercisable within 60 days to purchase 600 shares under the Warren Bancorp, Inc. 1998 Incentive and Nonqualified Stock Option Plan.

(14) Includes 95,600 shares as to which Mr. Putney shares voting and investment power with his wife. Also includes 6,400 shares held in retirement trust for the benefit of Mr. Putney. Also includes options presently exercisable or exercisable within 60 days to purchase 58,000 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 3,620 shares beneficially owned by Mr. Putney under the Bank's 401(k) Savings Plan.

(15) Includes 39,500 shares as to which Mr. Smidt shares voting and investment power with his wife. Also includes 12,868 shares held in retirement trust for the benefit of Mr. Smidt. Also includes options presently exercisable or exercisable within 60 days to purchase 11,800 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Mr. Smidt's wife owns an additional 1,000 shares in a retirement trust as to which he disclaims beneficial ownership.

(16) Includes options presently exercisable within 60 days to purchase 41,680 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 2,365 shares beneficially owned by Mr. Terry under the Bank's 401(k) Savings Plan.

(17) Includes options presently exercisable or exercisable within 60 days to purchase 13,600 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors and persons who own more than 10% of a registered class of Bancorp's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Bancorp with copies of all Section 16(a) reports they file. To Bancorp's knowledge, based solely on review of the copies of such reports furnished to Bancorp and written representations that no other reports were required during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were satisfied.

                                   PROPOSAL 1

                        ELECTION OF A CLASS OF DIRECTORS

      The Board of Directors of Bancorp presently consists of fifteen members and is divided into three classes as nearly equal in number as possible. The term of office of one class of Directors expires each year and their successors are elected at each annual meeting of stockholders for a term of three years and until their successors are duly elected and qualified.

      At the Annual Meeting, five Directors will be elected to serve until the 2005 annual meeting and until their respective successors are duly elected and qualified. The Board of Directors has nominated Peter V. Bent, Stephen R. Howe, Arthur E. McCarthy, William F. Scanlon, Jr. and John D. Smidt for election as Directors to serve until the 2005 annual meeting. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Messrs. Bent, Howe, McCarthy, Scanlon and Smidt as Directors. Each of Messrs. Bent, Howe, McCarthy, Scanlon and Smidt has agreed to stand for election and to serve if elected as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

      The affirmative vote of holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary to elect the nominees as Directors. If you do not vote for a particular nominee, or if you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

INFORMATION REGARDING NOMINEES AND DIRECTORS

      The following table sets forth for each of the five nominees for election as Directors at the Annual Meeting the nominee's name, age as of March 1, 2002 the nominee's principal occupation for at least the past five years and the year in which the nominee was first elected as a Director of Bancorp, based on information furnished by the nominee to Bancorp. Similar information is provided for those Directors whose terms expire at the annual meetings of the stockholders of Bancorp in 2003 and 2004.

                                    NOMINEES
                           (TERMS TO EXPIRE IN 2005)

NAME AND PRINCIPAL OCCUPATION FOR                                   DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                AGE   SINCE(1)
---------------------------------                             ---   --------
Peter V. Bent(3)............................................  56      1995
  Owner/Manager of Brown's Yacht Yard since prior to 1997.
Stephen R. Howe(3)..........................................  66      1976
  Consultant since June, 2000; certified public accountant
  in private practice since prior to 1997 to June, 2000.
Arthur E. McCarthy(2)(4)....................................  66      1979
  Vice President and Managing Director, Tucker Anthony, Inc.
  (investment advisors) since prior to 1997; Director,
  Tucker Anthony, Inc.
William F. Scanlon, Jr.(3)..................................  61      2002
  Associate Visiting Professor, Endicott College, 2002;
  Mayor, City of Beverly, MA since prior to 1997 to 2001.
John D. Smidt...............................................  59      1989
  President and Treasurer, John Smidt Co., Inc. (contract
  leather finishing) since prior to 1997.

                                OTHER DIRECTORS
                           (TERMS TO EXPIRE IN 2003)

NAME AND PRINCIPAL OCCUPATION FOR                                   DIRECTOR
DIRECTOR PAST FIVE YEARS; DIRECTORSHIPS                       AGE   SINCE(1)
---------------------------------------                       ---   --------
Stephen J. Connolly, IV(4)..................................  52      1989
  President, Connolly Brothers, Inc. (building contractors)
  since prior to 1997.
Robert R. Fanning, Jr.(2)(3)(4).............................  59      1988
  Principal, BBK Health Group since 2001; President-Emeritus of Northeast Health Systems, Inc. since 2000; President
  and Chief Executive Officer of Northeast Health Systems,
  Inc. since prior to 1997 to 2000; President and Chief
  Executive Officer, Beverly Hospital Corporation since
  prior to 1997 to 2000; Director, Health Care Property
  Investors since prior to 1997.
Paul M. Peduto..............................................  52      1988
  Treasurer of Bancorp and Executive Vice President, Chief
  Financial Officer and Treasurer of the Bank since prior to
  1997.
John R. Putney..............................................  58      1997
  President and Chief Executive Officer of Bancorp and the
  Bank since 1998; Executive Vice President of Bancorp and
  the Bank, 1997; Senior Vice President for Corporate
  Banking and Senior Lending Officer of the Bank during 1997 and earlier.

                                OTHER DIRECTORS
                           (TERMS TO EXPIRE IN 2004)

NAME AND PRINCIPAL OCCUPATION FOR                                   DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                AGE   SINCE(1)
---------------------------------                             ---   --------
Francis L. Conway(3)........................................  61      1978
  Chairman, Conway, Cahill-Brodeur Funeral Home LLC since
  2000; President and Treasurer, F.L. Conway & Sons, Inc.
  (funeral home) since prior to 1997 to 2000.
Arthur E. Holden(2)(4)......................................  73      1978
  Vice President, Holden Oil, Inc. since 2000; President,
  Holden Oil., Inc. and Vice President, Holden Bottled Gas,
  Inc. since prior to 1997 to 2000.
Stephen G. Kasnet(2)(4).....................................  56      1983
  Chairman of the Board of Bancorp and Bancorp's wholly
  owned subsidiary, Warren Five Cents Savings Bank (the
  "Bank"), since prior to 1997; President and Chief
  Executive Officer, Harbor Global Co., Ltd. since 2000;
  President and Chief Executive Officer, Calypso Management,
  LLC. since 2000; Executive Vice President, The Pioneer
  Group, (mutual fund complex, real estate investment
  management), since prior to 1997 to 2000; Vice President,
  Pioneer Group since prior to 1997 to 1998; President,
  Pioneer Real Estate Advisors, Inc. since prior to 1997 to
  2000; President, Pioneer Global Investments, 1998 to 2000;
  President, Pioneer Global Institutional Advisors, 1997 to
  1998. Director, Rubicon Ltd. since 2001.
Linda Lerner(3).............................................  63      1995
  Retired since prior to 1997.
George W. Phillips..........................................  63      1991
  Retired since 1997; President and Chief Executive Officer
  of Bancorp and the Bank since prior to 1997 to 1997.
John H. Womack(3)...........................................  57      1989
  President and Chief Executive Officer, TJM Enterprise,
  Inc. and TJM Apparel since 1998; President and Chief
  Executive Officer, JJS Services, Inc. (janitorial
  services) since prior to 1997 to 1998; President, Peabody
  Paper & Industrial Supply since prior to 1997. Mr. Womack
  is also Pastor of Metropolitan Baptist Church, Dorchester,
  MA.

------------------------------------

(1) The year shown indicates the beginning of the period during which each of the above-named persons has continuously served as a Director of Bancorp. When used in this Proxy Statement, the term "Director" shall include Directors of Bancorp who were Directors of the Bank prior to its reorganization into holding company form in 1988 and Trustees of the Bank prior to the Bank's conversion to stock form of organization in 1986.

(2) Member of the Executive Committee.

(3) Member of the Finance, Audit and Compliance Committee.

(4) Member of the Nominating Committee.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board of Directors of Bancorp held 10 meetings during 2001. During 2001 each incumbent Director, except Francis L. Conway and Robert R. Fanning, Jr., attended 75 percent or more of the total of all meetings of the Board of Directors and the committees of the Board of Directors on which each served during the period for which he or she served. The standing committees of the Board include: an Executive Committee; a Finance, Audit and Compliance Committee and a Nominating Committee. The Finance, Audit and Compliance Committee and the Nominating Committee are described below. The Executive Committee of Bancorp, acting jointly with the Executive Committee of the Bank, neither of which includes any employee Directors, is responsible for all compensation matters.

      NOMINATING COMMITTEE. At December 31, 2001, the Nominating Committee consisted of Stephen J. Connolly, IV, Robert R. Fanning, Jr., Arthur E. Holden, Stephen G. Kasnet and Arthur E. McCarthy, Chairman. The Nominating Committee met twice during 2001. The Nominating Committee selects nominees for election as Directors; determines committee assignments; and recommends for Board approval the policy regarding directors' compensation. Meetings are held as necessary to accomplish the objectives of the Nominating Committee. The Nominating Committee will consider written recommendations from any stockholder of record with respect to nominees for Directors of Bancorp. Such nominations must be delivered to or mailed to and received by Bancorp at its principal executive office no later than February 28, 2003 and no earlier than November 30, 2002 to be considered at the 2003 annual meeting. To submit a nomination, a stockholder should send the nominee's name and the appropriate supporting information required by Bancorp's By-laws to Susan G. Ouellette, Clerk, at Bancorp's principal executive office (see "Stockholder Proposals").

      FINANCE, AUDIT AND COMPLIANCE COMMITTEE. At December 31, 2001, the Finance, Audit and Compliance Committee consisted of Peter V. Bent, Francis L. Conway, Robert R. Fanning, Jr., Stephen R. Howe, Chairman, Linda Lerner and John
H. Womack. The Finance, Audit and Compliance Committee reviews and approves the adequacy of management reporting and financial and accounting control systems, as well as monitoring compliance with state and federal laws and regulations. The Committee also approves the selection of independent public accountants, reviews audit and compliance examinations and reports, and approves and monitors appropriate action based upon these reports, and reviews and advises with respect to material transactions with Directors or officers. In addition, the Committee reviews and approves matters relating to financial management and the capital markets. Meetings are held as necessary to accomplish the objectives of the Committee, and in 2001 the Committee met three times. Below is the Report of the Finance, Audit and Compliance Committee.

REPORT OF THE FINANCE, AUDIT AND COMPLIANCE COMMITTEE

      The Finance, Audit and Compliance Committee (the "Committee") operates under a charter that was adopted in 2000 and amended in 2002, which is attached as Exhibit A. The Committee has reviewed and discussed with management and the independent auditors the Corporation's audited financial statements be included in Form 10-K for the year ended December 31, 2001.

      The Committee has also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications. In addition, the Committee has received from and discussed with the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered whether the auditors' provision of non-audit services was compatible with independence rules.

      Based on the reviews and discussions referred to above, the Committee recommended to the Corporation's Board of Directors that those financial statements be included in Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

      All Committee members are independent within the definition of the listing requirements of the Nasdaq National Market. While the Committee oversees the Corporation's financial reporting process for the Board of Directors consistent with its charter, management has primary responsibility for this process including the Corporation's system of internal control, and for the preparation of the Corporation's consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Corporation's independent auditors and not the Committee are responsible for auditing those financial statements.

MEMBERS OF THE FINANCE, AUDIT AND COMPLIANCE COMMITTEE

Peter V. Bent
Francis L. Conway
Robert R. Fanning, Jr.
Stephen R. Howe, Chairman
Linda Lerner
William F. Scanlon, Jr.
John H. Womack

                               EXECUTIVE OFFICERS

      The following table sets forth as of March 1, 2002 the names and ages of all executive officers of Bancorp and its subsidiary, the Bank, the positions and offices held by each of them with Bancorp and the Bank, the period during which he has served as such, and the business experience of each during the previous five years.

                               POSITIONS HELD AND BUSINESS EXPERIENCE
NAME                               DURING THE PREVIOUS FIVE YEARS                   AGE
----                           --------------------------------------               ---
John R. Putney      President and Chief Executive Officer of Bancorp and the        58
                    Bank since 1998; Director of Bancorp and the Bank since
                    1997; Executive Vice President of Bancorp and the Bank 1997;
                    Senior Vice President for Corporate Banking and Senior
                    Lending Officer of the Bank during 1997 and earlier.
Paul M. Peduto      Treasurer and Director of Bancorp and Executive Vice            52
                    President, Chief Financial Officer, Treasurer and Director
                    of the Bank since prior to 1997.
Mark J. Terry       Executive Vice President for Corporate Banking and Senior       51
                    Lending Officer of the Bank since 2002; Senior Vice
                    President for Corporate Banking and Senior Lending Officer
                    of the Bank 1998 to 2002; Senior Vice President, Commercial
                    Real Estate, since prior to 1997.
Leo C. Donahue      Senior Vice President for Personal Banking of the Bank since    52
                    prior to 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Executive Committees (the "Committees") of the Boards of Directors of Bancorp and the Bank, which are comprised of the same individuals, are responsible for compensation policies and decisions. Bancorp does not pay any separate compensation to the Chief Executive Officer or executive officers of Bancorp, all of whom are executive officers of the Bank and receive compensation in such capacities. Neither John R. Putney nor Paul M. Peduto is or was a member of the Executive Committee of Bancorp or the Bank.

      The Committees' policy with regard to executive compensation is as follows: Salaries and perquisites, other than bonuses and option grants, are based in part on the Committees' subjective evaluation of (a) publicly available information concerning salaries and perquisites earned by individuals with comparable responsibilities and positions at other public companies and (b) the performance of Bancorp and the Bank and individual executive officers. The salary and perquisites paid to the Chief Executive Officer in 2001 are specified in a December 1997 employment agreement between the Chief Executive Officer and Bancorp and the Bank. The Committees review the Chief Executive Officer's salary each year, as required by his employment agreement, and consider increasing his salary on the bases described above. See "Executive Compensation (Salary and Bonus Payments, Options Granted and Other) -- Employment Agreement -- John R. Putney," below. In the case of compensation for executive officers other than the Chief Executive Officer, the Committees rely to a large extent upon the recommendations of the Chief Executive Officer. Because the Committees believe that employment opportunities for executive officers are not necessarily limited to or coextensive with the financial institutions included in the Nasdaq Bank Index shown in the performance graph below, its review of compensation information includes companies not included in this industry index.

      During 2001, the Committees engaged William M. Mercer, Incorporated to review the compensation of the Chief Executive Officer and the other executive officers. Mercer compared base salary and incentive compensation levels to those of other publicly-held banks of similar size in the New England area. The Committees included the results of this survey when they evaluated the compensation of the Chief Executive Officer and other executive officers. The banks included in the Mercer survey do not include all of the banks in the Nasdaq Bank Index shown in the Stock Performance Chart on page 18, which is a national index.

      Bonuses and option grants to the Chief Executive Officer and other executive officers are intended to provide annual and long-term compensation incentives. Bonuses and option grants are awarded to executive officers other than the Chief Executive Officer based mainly on the financial performance of Bancorp and the Bank and on financial performance compared to targets for the business segment for which each executive is responsible. In the case of the Chief Executive Officer, financial performance is compared to targets for Bancorp and the Bank as a whole. These targets are related mainly to net income, return on stockholders' equity and credit quality. Bonuses were paid after the Committees reviewed the financial performance of the Bank for 2001. Stock option grants are intended to create incentives for the long-term growth and financial success of Bancorp and the Bank and to increase the commonality of interest between management and Bancorp's shareholders and are granted as and when determined appropriate by the Committees. Stock option awards during 2001 reflect the Committees' review of the Bank's financial performance. The level of bonuses and stock options awarded to individuals is not based on any formula; instead, a general determination is made based on the above factors and, in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

MEMBERS OF THE EXECUTIVE COMMITTEE(S)

Robert R. Fanning, Jr.
Arthur E. Holden, Chairman
Stephen G. Kasnet
Arthur E. McCarthy

EXECUTIVE COMPENSATION (SALARY AND BONUS PAYMENTS, OPTIONS GRANTED AND OTHER)

      The following table sets forth the executive compensation paid for services in all capacities to Bancorp, the Bank and its subsidiaries during calendar years 1999, 2000 and 2001 for the Chief Executive Officer and all other executive officers.

                           SUMMARY COMPENSATION TABLE
                                  (1999-2001)

                                                                                      Long Term
                                               Annual Compensation                   Compensation
   Name and principal position                                   Other annual           Awards            All other
        December 31, 2000         Year   Salary($)   Bonus($)   Compensation($)   Options(# of Shs.)   Compensation($)
 John R. Putney.................  2001    240,000     72,000           0                22,000             41,473(1)(5)
   President, Chief Executive     2000    205,000     60,000                            20,000             42,054
   Officer and Director of        1999    190,500     39,000                            15,000             40,399
   Warren Bancorp, Inc., and
   Warren Five Cents Savings
   Bank
 Paul M. Peduto.................  2001    148,720     22,500           0                12,000             24,464(2)(5)
   Treasurer and Director of      2000    141,096     20,000                            12,000             23,873
   Warren Bancorp, Inc.;          1999    136,615     17,000                            12,000             21,929
   Executive Vice President,
   Chief Financial Officer,
   Treasurer and Director of
   Warren Five Cents Savings
   Bank
 Leo C. Donahue.................  2001    111,280     20,000           0                 8,000             17,991(3)(5)
   Senior Vice President for      2000    107,000     20,000                             6,000             17,407
   Personal Banking of            1999    106,461     10,000                            10,000             16,499
   Warren Five Cents Savings
   Bank
 Mark J. Terry..................  2001    140,000     35,000           0                12,000             27,709(4)(5)
   Senior Vice President for      2000    121,712     30,000                            12,000             25,359
   Corporate Banking of           1999    114,615     27,500                            12,000             22,427
   Warren Five Cents Savings
   Bank(6)

---------------

(1) Consists of contribution of $15,973 to Mr. Putney's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $25,500.

(2) Consists of contribution of $15,964 to Mr. Peduto's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $8,500.

(3) Consists of contribution of $12,119 to Mr. Donahue's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $5,872.

(4) Consists of contribution of $15,809 to Mr. Terry's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $11,900.

(5) Owns a split-dollar life insurance policy provided by Bancorp. The ownership of the policy is structured so that upon the executive's death, retirement or other termination of employment,

    Bancorp will be reimbursed for the cumulative premium amounts paid. The result is that over the life of the program there is minimal cost to Bancorp.

(6) Mr. Terry was elected Executive Vice President on February 20, 2002.

      EMPLOYMENT AGREEMENT -- JOHN R. PUTNEY. Mr. Putney, who currently serves as President and Chief Executive Officer and a director of Bancorp and the Bank, entered into an employment agreement with Bancorp and the Bank effective January 1, 1998, the date he began serving as President and Chief Executive Officer. The agreement is for an initial two-year term and automatically extends for an additional one-year period on each anniversary. Mr. Putney may terminate the agreement upon 90 days notice to the Bank subject to an obligation not to solicit Bank customers on behalf of businesses engaged in banking or mortgage lending or encourage Bank customers to terminate or adversely modify their business relationship with the Bank. Mr. Putney is currently paid at a rate of $255,000 per year. The agreement provides for base salary adjustments and bonuses each year. Under the agreement the Bank also provides Mr. Putney with the use of an automobile and customary insurance and retirement benefits.

SEVERANCE ARRANGEMENTS

      EMPLOYMENT AGREEMENT -- JOHN R. PUTNEY. The employment agreement between John R. Putney and Bancorp and the Bank provides that upon a "non-hostile change of control" the term of the employment agreement shall automatically convert to a term of three years from the date of the "change of control" and automatically extend for an additional one-year period on each anniversary. "Non-hostile change of control" is defined in the agreement and generally refers to a 25 percent or more change in ownership of the Common Stock of Bancorp which is consented to by a two-thirds vote of the directors of Bancorp.

      SPECIAL TERMINATION AGREEMENTS. Bancorp and the Bank have entered into severance agreements with Leo C. Donahue, Paul M. Peduto, John R. Putney and Mark J. Terry. Each severance agreement provides severance pay benefits to the relevant officer if his employment is terminated under certain circumstances following a "non-hostile change of control." "Non-hostile change of control" is defined in each agreement and generally refers to a 25 percent or more change in ownership of the Common Stock of Bancorp that is consented to by a two-thirds vote of the Directors of Bancorp. If there is such a "change of control" at any time during the term of the agreement, and thereafter the officer's employment were terminated either by Bancorp or the Bank other than for "cause" or by the officer following the officer's demotion, the officer's loss of title or office, or a reduction in the officer's annual compensation, the officer would generally be entitled to receive a lump sum cash payment equal to approximately three times his base amount in the case of Mr. Putney and two times his base amount in the case of Messrs. Donahue, Peduto and Terry. The agreements terminate upon the earliest of termination of the officer's employment by Bancorp and the Bank for cause, the officer's resignation or termination for any reason prior to a change in control, or resignation after a change in control except for reasons just described.

      STOCK OPTION AGREEMENTS. Stock option agreements with Leo C. Donahue, Paul M. Peduto, John R. Putney and Mark J. Terry provide that currently exercisable stock options shall immediately vest in full and become exercisable upon a "change of control," as defined in such stock option agreements.

STOCK OPTIONS

      The following tables show, as to the executive officers named in the Summary Compensation Table, information regarding options granted during 2001 and option values at December 31, 2001.

                             OPTION GRANTS IN 2001

-----------------------------------------------------------------------------------------------------------------------------
                                                      Individual Grants
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                 Potential realizable value
                                                                                                   at assumed annual rates
                                                                                                  of stock appreciation for
                                 Options       Percent of Total    Exercise or                         option term(1)
                                 granted      options granted to    base price     Expiration   -----------------------------
Name                           (# of Shs.)    employees in 2001       ($/Sh)          Date          5%($)          10%($)
-----------------------------------------------------------------------------------------------------------------------------
John R. Putney...............     22,000            11.76%            $9.17         6/20/08        $82,128        $191,391
-----------------------------------------------------------------------------------------------------------------------------
Paul M. Peduto...............     12,000             6.42%            $9.17         6/20/08        $44,797        $104,395
-----------------------------------------------------------------------------------------------------------------------------
Leo C. Donahue...............      8,000             4.28%            $9.17         6/20/08        $29,865        $ 69,597
-----------------------------------------------------------------------------------------------------------------------------
Mark J. Terry................     12,000             6.42%            $9.17         6/20/08        $44,797        $104,395
-----------------------------------------------------------------------------------------------------------------------------

(1) The potential gain is calculated from the closing price of Common Stock on the date of grants to executive officers. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings depend entirely on the future performance of the Common Stock and overall market conditions.

                    AGGREGATED OPTIONS EXERCISED IN 2001 AND
                   THE YEAR-END VALUE OF UNEXERCISED OPTIONS

------------------------------------------------------------------------------------------------------------------------
                                                                        Number of unexercised     Value of unexercised
                                                                         options at year-end      in-the-money options
                                          Shares                               2001(#)           at year end 2001($)(1)
                                       acquired on                     ------------------------ ------------------------
                                         exercise          Value             Exercisable/             Exercisable/
Name                                   (# of Shs.)      realized($)         Unexercisable            Unexercisable
------------------------------------------------------------------------------------------------------------------------
John R. Putney......................       -0-              -0-             58,000/38,600           $89,515/$41,528
------------------------------------------------------------------------------------------------------------------------
Paul M. Peduto......................       -0-              -0-             53,320/23,920           $115,275/26,388
------------------------------------------------------------------------------------------------------------------------
Leo C. Donahue......................       -0-              -0-             70,280/16,120           $231,688/$15,962
------------------------------------------------------------------------------------------------------------------------
Mark J. Terry.......................       -0-              -0-             41,680/23,920           $53,747/$26,388
------------------------------------------------------------------------------------------------------------------------

(1) The value of unexercised options is calculated using the difference between the option exercise price and the closing price of the common Stock reported by the Nasdaq National Market on December 31, 2001 ($9.45 per share), multiplied by the number of shares that are subject to the options.

RETIREMENT BENEFITS

      EXECUTIVE SUPPLEMENTAL RETIREMENT ARRANGEMENT. An Executive Supplemental Retirement Arrangement between George W. Phillips and Bancorp and the Bank provides that Mr. Phillips is entitled to receive annual pension benefits of $62,400 beginning January 1, 1998.

DIRECTORS' COMPENSATION

      Directors of Bancorp receive $500 for each Board meeting that they attend. Members of the Board committees and committee chairmen receive $500 for each meeting that they attend.

      Directors of the Bank receive $500 for each Board meeting they attend. Committee members and committee chairmen receive $500 for each committee meeting they attend. In addition, each Director receives an annual fee of $6,000.

      Stephen G. Kasnet, who is Chairman of the Board of Bancorp and the Bank, in addition to receiving compensation for Board and committee meeting attendance, also receives an annual fee of $15,500.

      Employees of Bancorp or the Bank who are also Directors of Bancorp or the Bank do not receive directoral fees.

      In 2001 each Director received stock options for 3,000 shares of Bancorp Common Stock under the 1998 Incentive and Nonqualified Stock Option Plan, exercisable at the fair market value of Bancorp's Common Stock on the date of grant.

      Copies of the aforementioned agreements, plans and documents discussed under "Executive Compensation" are available for inspection at Bancorp's office, 10 Main Street, Peabody, Massachusetts 01960.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG WARREN BANCORP, INC., THE TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKETS (U.S. COMPANIES), AND THE TOTAL RETURN INDEX FOR NASDAQ BANKS.
[LINE GRAPH]

                       WARREN BANCORP, INC.
                            PRICE PLUS                  WARREN                       NASDAQ                     NASDAQ
                          REINVESTMENT OF            BANCORP, INC.               U.S. COMPANIES                 BANK
                       CUMULATIVE DIVIDENDS            (INDEXED)                     INDEX                      INDEX
                       --------------------          -------------               --------------                 ------
12/31/96                     $ 8.066                     100.00                      100.00                     100.00
12/31/97                      12.955                     160.61                      122.48                     167.41
12/31/98                      10.840                     134.39                      172.68                     166.33
12/31/99                       9.669                     119.87                      320.99                     159.89
12/31/00                      11.124                     137.91                      193.01                     182.38
12/31/01                      13.082                     162.19                      153.15                     197.44

                                   PROPOSAL 2

                              PROPOSAL TO APPROVE
                      2002 STOCK OPTION AND INCENTIVE PLAN

      The Board of Directors has adopted the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan (the "2002 Plan") for Directors, officers and employees of Bancorp and its subsidiaries, subject to the approval of the 2002 Plan by the stockholders.

      The 2002 Plan will be administered by the Executive Committee of the Board of Directors of Bancorp (the "Committee"), which does not include any employee directors. The Committee, in its discretion, may grant stock options (including both incentive options and non-qualified options) and make awards of restricted or unrestricted stock and deferred stock to eligible Directors, officers and employees under the 2002 Plan. Pursuant to the 2002 Plan, Directors, officers and employees may choose to receive cash compensation (including Directors' fees) in shares.

      Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of common stock that can be issued under the 2002 Plan is 360,000 shares of common stock, of which no more than 90,000 shares may be granted in the form of restricted stock awards or unrestricted stock awards except to the extent such awards are granted in lieu of cash compensation or fees. Based solely upon the closing price of our common stock as reported by the Nasdaq National Market on March 14, 2002, the maximum aggregate market value of the securities to be issued under the 2002 Plan would be $4,159,080. The shares issued by Bancorp under the 2002 Plan may be authorized but unissued shares, or shares reacquired by Bancorp. To the extent that awards under the 2002 Plan do not vest or otherwise revert to Bancorp, the shares of common stock represented by such awards may be the subject of subsequent awards.

      To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), stock options with respect to no more than 100,000 shares of common stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar-year period.

RECOMMENDATION

      The Board of Directors believes that stock options can play an important role in the success of Bancorp and the Bank by encouraging and enabling the officers and other employees of Bancorp and its subsidiaries upon whose judgment, initiative and efforts Bancorp largely depends for the successful conduct of its business to acquire a proprietary interest in Bancorp. The Board of Directors anticipates that providing a direct stake in Bancorp to these persons will assure a closer identification of the interests of participants in the 2002 Plan with those of Bancorp and Bancorp's other stockholders, thereby stimulating their efforts on Bancorp's behalf and strengthening their desire to remain with Bancorp. However, under Bancorp's existing stock option plans, there are only 81,320 shares remaining available for grant as of March 14, 2002. The shares available under the existing plans will be utilized prior to any grants under the 2002 Plan.

      The Board of Directors believes that the proposed 2002 Plan will help Bancorp to achieve its goals by keeping Bancorp's incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 2002 Plan is in the best interests of Bancorp and its stockholders and recommends that the stockholders approve the 2002 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE 2002 PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 2002 PLAN

      The following description of certain features of the 2002 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2002 Plan, which is attached hereto as Exhibit B.

      Plan Administration; Eligibility. The 2002 Plan may be administered by the Board or the Executive Committee of the Board.

      The Committee has full power to select, from among those eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2002 Plan.

      Persons eligible to participate in the 2002 Plan will be those employees, officers and Directors of Bancorp and the Bank, as selected from time to time by the Committee.

      Stock Options. The 2002 Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the common stock on the date of grant.

      The term of each option will be fixed by the Committee and may not exceed seven years from the date of grant. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 2002 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments.

      Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery (or attestation to the ownership) of shares of common stock which are not subject to any restrictions imposed by Bancorp and which have been held by the optionee for at least six months or which were purchased in the open market by the optionee. The exercise price may also be delivered to Bancorp by a broker pursuant to irrevocable instructions to the broker from the optionee.

      To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options that first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders. Only officers and employees are eligible to receive Incentive Options.

      Restricted Stock Awards. The Committee may grant shares of common stock (at par value or for a higher purchase price determined by the Committee) to any participant, subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with us through a specified vesting period. The vesting period shall be determined by the Committee but shall be at least one year for attainment of pre-established performance goals or at least three years for continued employment. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his award of restricted stock.

      Unrestricted Stock Awards. The Committee may also grant shares that are free from any restrictions under the 2002 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

      Deferred Stock Awards. The Committee may also award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares and may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Committee, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the Committee, a participant may make an advance election to receive a portion of his compensation or restricted stock award otherwise due in the form of a deferred stock award.

      Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of Bancorp or similar event, the Committee, in its discretion, may provide for substitution or adjustments of outstanding options or may terminate all unvested options.

      Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2002 Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Except as provided in the 2002 Plan with respect to either changes in Bancorp's stock as a result of a stock split, reverse stock split, stock dividend, recapitalization or reorganization or other events described in Section 3(b) of the 2002 Plan, or in connection with mergers or other transactions described in
Section 3(c) of the 2002 Plan, the Administrator may not reduce the exercise price of outstanding Stock Options or reprice Stock Options through cancellation and re-grants. Amendments to the 2002 Plan will be subject to approval by Bancorp's stockholders if and to the extent determined by the Committee to be required by the Code to preserve the qualified status of Incentive Options or to ensure that compensation earned under Plan awards qualifies as performance-based compensation under Section 162(m) of the Code.

      Change of Control Provisions. The 2002 Plan provides that in the event of a "Change of Control" (as defined in the 2002 Plan) of Bancorp, all stock options will automatically become fully exercisable and the restrictions on all restricted stock and deferred stock awards will lapse.

EFFECTIVE DATE OF 2002 PLAN

      The 2002 Plan will become effective upon the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting.

NEW PLAN BENEFITS

      Approximately 60 employees and non-employee Directors are currently eligible to participate in the 2002 Plan. The number of shares that may be granted to executive officers and non-executive officers is undeterminable at this time, as such grants are subject to the discretion of the Committee.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Incentive Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and Bancorp will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and Bancorp will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and Bancorp's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the employee.

      Special rules apply if an employee surrenders shares of common stock in payment of the exercise price of his Incentive Option.

      An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

      Non-Qualified Options. There are no Federal income tax consequences to either the optionee, or Bancorp on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the common stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. Bancorp will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

      Special rules apply if an optionee surrenders shares of common stock in payment of the exercise price of a Non-Qualified Option.

      Parachute Payments. The vesting of any portion of any award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated award to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to Bancorp, in whole or in part, and may subject the recipient to a non-deductible 20% Federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

      Limitation on Deductions. As a result of Section 162(m) of the Internal Revenue Code, Bancorp's deduction for certain awards under the 2002 Plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year of Bancorp, other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code.

VOTE REQUIRED FOR APPROVAL

      Approval of the 2002 Plan requires the affirmative vote of the holders of a majority of shares present in person or by proxy. For this purpose, under Massachusetts law and Bancorp's bylaws, abstentions will not have any effect on this vote. As described elsewhere, brokers have authority under applicable rules to vote shares beneficially held for clients and others on this proposal and, as a result, there will not be broker non-votes with respect to this proposal. Properly executed proxies that do not contain voting instructions will be voted "FOR" approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL TWO.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Bank makes and has made loans to certain of its officers and Directors and their associates. All of such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Management believes that such loans did not involve more than the normal risk of collectibility or present other unfavorable features.

      Certain loans or other extensions of credit to principal officers and Directors must be approved by the Bank's Loan Committee and the Board of Directors, and reported annually to the Massachusetts Commissioner of Banks. In addition, the Bank is subject to regulations of the Federal Deposit Insurance Corporation which (i) require that such loans to principal officers be made on the same rates, terms and conditions as loans to unaffiliated persons, and (ii) impose reporting requirements, approval procedures and limits on the amounts of such loans. As a matter of policy, the Bank also makes certain loans to other employees.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Arthur Andersen LLP has served as Bancorp's independent public accountants since 1997. As of the date of this proxy statement, Bancorp has not formally selected an independent public accountant for 2002. The Finance, Audit and Compliance Committee of the Board of Directors continues to monitor developments at Arthur Andersen LLP in light of recent business and legal developments affecting that firm. The Finance, Audit and Compliance Committee will make a recommendation to the Board of Directors after further evaluation, which may include evaluating proposals from other accounting firms. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

      Below is a summary of the fees charged by Arthur Andersen LLP for services provided for the year ending December 31, 2001

Audit fees                                                    $88,000
Financial Information systems design and implementation           -0-
All other fees                                                 70,000*

---------------

* During the course of the year Arthur Andersen LLP reviewed the Corporation's information security and financial information systems. The amount shown above includes $35,000 for these services.

                                 OTHER MATTERS

      The cost of soliciting proxies will be paid by Bancorp. In addition to solicitation by mail, officers and employees of the Bank, who will receive no compensation for their services other than their salaries, may solicit proxies by telephone, telegraph or personal interview. Brokerage houses, nominees, fiduciaries and other custodians are requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses. Bancorp also intends to employ the services of D.F. King & Co., Inc. to solicit proxies. It is estimated that D.F. King & Co., Inc. will receive approximately $5,000 plus reimbursement of certain out-of-pocket expenses for its services in connection with such solicitation of proxies.

      It is not anticipated that matters other than those set forth in the Notice of Annual Meeting and described in this Proxy Statement will be brought before the Annual Meeting, but if any such matters are properly presented, the persons named in the proxy will vote in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by Bancorp on or before November 28, 2002 in order to be considered for inclusion in Bancorp's proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in Bancorp's proxy statement and form of proxy and should be directed to: Clerk, Warren Bancorp, Inc., 10 Main Street, Peabody, MA 01960.

      In addition, a stockholder who wishes to present a proposal at the next annual meeting of stockholders must deliver the proposal to Bancorp at the address above. Bancorp must receive the proposal not earlier than November 30, 2001 and not later than February 28, 2002. The proposal must also comply with the other requirements contained in Bancorp's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

                                         By order of the Board of Directors

                                         Susan G. Ouellette, Clerk

March 28, 2002

                                   EXHIBIT A

                              WARREN BANCORP, INC.
                FINANCE, AUDIT AND COMPLIANCE COMMITTEE CHARTER

I.     GENERAL STATEMENT OF PURPOSE

      The Finance, Audit and Compliance Committee of the Board of Directors (the "Audit Committee" or "Committee") of Warren Bancorp, Inc. (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of management's and the independent auditors' participation in the Company's financial reporting process and of the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditors.

II.    AUDIT COMMITTEE COMPOSITION

      The Audit Committee shall consist of at least three members who shall be appointed annually by the Board upon the recommendation of the Nominating Committee and shall satisfy the qualification requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board shall designate one member of the Audit Committee to be Chairman of the Committee.

III.   MEETINGS

      The Audit Committee generally is to meet four times per year in person or by telephone conference call. Additional meetings may be held when deemed necessary by the Audit Committee.

IV.    AUDIT COMMITTEE ACTIVITIES

      The principal activities of the Committee will generally include the following:

      A.  REVIEW OF CHARTER

           - Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

      B.  AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

           - Review the overall audit plan (both external and internal) with the independent auditors, the internal auditor and the Company's Chief Financial Officer.

           - Review and discuss with management (including the Company's Chief Financial Officer) and with the independent auditors:

          (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

          (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements;

          (iii) major changes in and other questions regarding accounting and auditing principles and procedures; and

          (iv) the effectiveness of the Company's internal audit process, including evaluations of its Chief Financial Officer, Internal Auditor and any other relevant personnel. (This may be done outside the presence of management.)

           - Review and discuss with the independent auditors (outside of the presence of management if considered necessary) how the independent auditors plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995.

           - Review and discuss with the independent auditors (outside of the presence of management if considered necessary) any problems or difficulties that the auditors may have encountered with management or others and any management letter provided by the auditors and the Company's response to that letter. This review shall include considering:

          (i) any difficulties encountered by the auditors in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information; and

          (ii) any changes suggested by the auditors in the scope or performance of the Company's internal audit.

           - Review and discuss with the independent auditors such issues as may be brought to the Audit Committee's attention by the independent auditors pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

           - Based on the Audit Committee's review and discussion (1) with management of the audited financial statements, (2) with the independent auditors of the matters required to be discussed by SAS 61, and (3) with the independent auditors concerning the independent auditors' independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual Report on Form 10-K.

           - Prepare the Audit Committee report required by Item 306 of Regulation S-K of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

      C.  UNAUDITED QUARTERLY FINANCIAL STATEMENTS

          The Committee may discuss with the independent auditors their review of the quarterly financial statements. The Committee may delegate that function to the Committee Chairman. Notwithstanding the foregoing any issues that arise in the review of the quarterly financial statements by the independent auditors that require disclosure under SAS 71 by the independent auditors, such disclosure will be made by the independent auditors to the Committee.

      D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

           - Recommend to the Board the appointment of the independent auditors. Instruct the independent auditors that the independent auditors' ultimate accountability is to the Board and the Committee as representatives of the Company's shareholders.

           - Evaluate on an annual basis the performance of the independent auditors and recommend to the Board whether they should be retained or replaced.

           - Require that the independent auditors provide the Audit Committee with the written disclosures required by Independent Standards Board Standard No. 1, as may be modified or supplemented and discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. If necessary in the judgment of the Audit Committee, the Committee shall recommend that the Board take appropriate action to ensure the independence of the auditors or replace the auditors.

      E.  MATTERS RELATING TO THE INDEPENDENCE OF THE AUDIT COMMITTEE

           - Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member's ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

      F.  GENERAL

           - Review the appointment and replacement of the senior internal auditing executive.

           - Advise the Board with respect to violations of the Company's Ethics Policy that are brought to the attention of the Audit Committee.

           - Review the Company's Asset/Liability Policies, any proposed changes to the policy and approve the policy annually.

           - Meet with the Company's Compliance Officer and review at two regularly scheduled meetings the Company's Community Reinvestment Act results and review the minutes of the Company's internal Compliance Committee and the internal Lending Compliance Committee.

           - Meet with the Company's Security Officer and review at two regularly scheduled meetings the Company's Security Report.

           - Review at each regularly scheduled meeting various internal audit reports and management's responses and approve annually the internal auditor's annual audit schedule.

           - The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees including compliance with laws, regulations or Company policies.

           - Perform such other oversight functions as may be requested by the Board.

           - In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditors. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the Committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditors or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

           - Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditors' audit responsibilities, the independent auditors. It is also not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditors or to ensure compliance with laws regulations or Company policies.

                                   EXHIBIT B

                              WARREN BANCORP, INC.
                      2002 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

      The name of the plan is the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and Independent Directors of Warren Bancorp, Inc. (the "Corporation") and its Subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. It is anticipated that providing such persons with a direct stake in the Corporation's welfare will assure a closer identification of their interests with those of the Corporation, thereby stimulating their efforts on the Corporation's behalf and strengthening their desire to remain with the Corporation.

      The following terms shall be defined as set forth below:

      "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Administrator" is defined in Section 2(a).

      "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Deferred Stock Awards, Restricted Stock Awards and Unrestricted Stock Awards.

      "Board" means the Board of Directors of the Corporation.

      "Change of Control" is defined in Section 13.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

      "Committee" means the Executive Committee of the Board.

      "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

      "Deferred Stock Award" means Awards granted pursuant to Section 7.

      "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 15.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ National System or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

      "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

      "Independent Director" means a member of the Board who is not also an employee of the Corporation or any Subsidiary.

      "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

      "Restricted Stock Award" means Awards granted pursuant to Section 6.

      "Stock" means the Common Stock, par value $0.10 per share, of the Corporation, subject to adjustments pursuant to Section 3.

      "Subsidiary" means any corporation or other entity (other than the Corporation) in which the Corporation has a controlling interest, either directly or indirectly.

      "Unrestricted Stock Award" means any Award granted pursuant to Section 8.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

      (a) Committee. The Plan shall be administered by either the Board or the Committee (in either case, the "Administrator").

      (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the individuals to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

          (iii) to determine the number of shares of Stock to be covered by any Award;

          (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

          (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Corporation shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

          (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

      All decisions and interpretations of the Administrator shall be binding on all persons, including the Corporation and Plan grantees.

      (c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Corporation all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

      (d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

      (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 360,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 90,000 shares shall be issued in the form of Unrestricted Stock Awards or Restricted Stock Awards except to the extent such Awards are granted in lieu of cash compensation or fees. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Corporation, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 100,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Corporation and held in its treasury.

      (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Corporation's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Corporation, or additional shares or new or different shares or other securities of the Corporation or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Corporation, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Corporation or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards or Restricted Stock Awards, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

      The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

      (c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Corporation, (ii) the sale of all or substantially all of the assets of the Corporation on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Corporation's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Corporation to an unrelated person or entity (in each case, a "Sale Event"), all Options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Options granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Options theretofore granted by the successor entity, or the substitution of such Options with new Options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

      Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Corporation will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Corporation shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

      (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Corporation or a Subsidiary or the acquisition by the Corporation or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

      Grantees under the Plan will be such full or part-time officers and other employees and Independent Directors of the Corporation and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

      Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

      Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Corporation or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

      No Incentive Stock Option shall be granted under the Plan after March 20, 2012.

      (a) Stock Option Grants. The Administrator in its discretion may grant Stock Options to eligible grantees. Stock Options granted pursuant to this
Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than seven years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

          (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Corporation, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

             (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

             (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Corporation plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

             (C) By the optionee delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation cash or a check payable and acceptable to the Corporation for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Corporation of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

          (v) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Corporation or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

      (b) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Corporation to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.  RESTRICTED STOCK AWARDS

      (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

      (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Corporation until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Corporation a stock power endorsed in blank.

      (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Corporation and its Subsidiaries terminates for any reason, the Corporation shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee's legal representative.

      (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Corporation's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." The vesting period of a Restricted Stock Award shall be at least three years, except that in the case of a Restricted Stock Award that may become transferable and no longer subject to a risk of forfeiture upon the attainment of pre-established performance goals, the vesting period shall be at least one year. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 11 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Corporation and its Subsidiaries and such shares shall be subject to the Corporation's right of repurchase as provided in Section 6(c) above.

      (e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  DEFERRED STOCK AWARDS

      (a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

      (b) Election to Receive Deferred Stock Awards in Lieu of
Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Corporation no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

      (c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with dividend equivalents with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

      (d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

      (e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 11 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Corporation and its Subsidiaries for any reason.

SECTION 8.  UNRESTRICTED STOCK AWARDS

      Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 9.  TAX WITHHOLDING

      (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Corporation's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

      (b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Corporation to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Corporation shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 10.  TRANSFER, LEAVE OF ABSENCE, ETC.

      For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (a) a transfer to the employment of the Corporation from a Subsidiary or from the Corporation to a Subsidiary, or from one Subsidiary to another; or

          (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Corporation, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 11.  AMENDMENTS AND TERMINATION

      The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Corporation stockholders entitled to vote at a meeting of stockholders. Nothing in this
Section 11 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

SECTION 12.  STATUS OF PLAN

      With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Corporation unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Corporation's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 13.  CHANGE OF CONTROL PROVISIONS

      Upon the occurrence of a Change of Control as defined in this Section 13:

          (a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option shall automatically become fully exercisable.

          (b) Except as otherwise provided in the applicable Award Agreement, all conditions and restrictions on each outstanding Restricted Stock Award and Deferred Stock Award will be removed.

          (c) "Change of Control" shall mean the occurrence of any one of the following events:

             (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Corporation, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Corporation or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation's then outstanding securities having the right to vote in an election of the Corporation's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Corporation); or

             (ii) persons who, as of the Effective Date, constitute the Corporation's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Corporation subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

             (iii) the stockholders of the Corporation shall approve a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Corporate Transaction"); excluding, however, a Corporate Transaction in which the stockholders of the Corporation immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

             (iv) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Corporation.

      Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Corporation which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Corporation) and immediately thereafter beneficially owns 25 percent or more of the combined voting power of all then outstanding Voting Securities, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 14.  GENERAL PROVISIONS

      (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof.

      No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

      (b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Corporation or a stock transfer agent of the Corporation shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Corporation.

      (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Corporation or any Subsidiary.

      (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Corporation's insider trading policy, as in effect from time to time.

      (e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 15.  EFFECTIVE DATE OF PLAN

      This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 16.  GOVERNING LAW

      This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY THE BOARD OF DIRECTORS:  MARCH 20, 2002

                                REVOCABLE PROXY
                              WARREN BANCORP,INC.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 1, 2002

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Stephen G. Kasnet, John R. Putney and Paul M. Peduto, and each of the, as Proxies of the undersigned, with full power of substitution, and authorizes each of the, to represent and to vote all shares of Common Stock of Warren Bancorp, Inc. (the "Company"), held by the undersigned at its close of business on March 4, 2002, at the Annual Meeting of Stockholders to be held on Wednesday, May 1, 2002, at 10:00 a.m., at the Peabody Marriott Hotel, BA Centennial Drive, Peabody, Massachusetts, or at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present.


PROPOSAL #1:

To elect five Directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

PETER V. BENT, STEPHEN R. HOWE, ARTHUR E. McCARTHY, WILLIAM F. SCANLON, JR., JOHN D. SMIDT

            FOR            WITHHOLD           FOR ALL EXCEPT
            [ ]              [ ]                  [ ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

_______________________________________________________________________________


PROPOSAL #2:

Proposal to approve the Company's 2002 Stock Option and Incentive Plan as more fully described in the Proxy Statement for the Annual Meeting.

           FOR             AGAINST               ABSTAIN
           [ ]               [ ]                   [ ]

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING                     [ ]

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1 and 2. The Proxies are each authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof, including whether or not to adjourn the meeting. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the postage-paid envelope provided.


The undersigned acknowledges receipt from Warren Bancorp, Inc., prior to the execution of this proxy, of a notice of Annual meeting of Stockholders, a proxy statement relating to the Annual Meeting of Stockholders, and an Annual Report to Stockholders.

Please be sure to sign and date this Proxy in the box below.

______________________________________________________________________________
Stockholder sign above     Co-holder (if any) sign above          Date

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   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                              WARREN BANCORP, INC.

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                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.
------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

___________________________

___________________________

___________________________